Exhibit 99.1

DELPHI REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported first quarter 2014 U.S. GAAP earnings of $1.04 per diluted share. Excluding special items, earnings increased 12% to $1.20 per diluted share.
Highlights include:

•	Revenue of $4.3 billion, up 6%

•	U.S. GAAP diluted earnings per share of $1.04, up 18%

◦	Excluding special items, earnings of $1.20 per diluted share, up 12%

•	Adjusted Operating Income of $483 million, up 12%

◦	Adjusted Operating Income margin of 11.3%, up 60 basis points

•	Generated $136 million of cash from operations

•	Share repurchases and dividends of $234 million

“Overall, Delphi had an outstanding first quarter of 2014, with strong earnings on revenue growth that was in-line with our expectations," said Rodney O'Neal, chief executive officer and president. "We believe we are well-positioned for the remainder of 2014."

First Quarter 2014 Results
The Company reported first quarter 2014 revenues of $4.3 billion, an increase of 6% from the prior year period, reflecting continued strong growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue also increased by 6% in the first quarter. This reflects growth of 12% in Asia, 8% in North America and 2% in Europe, partially offset by declines of 9% in South America.
The Company reported first quarter U.S. GAAP net income of $320 million and earnings of $1.04 per diluted share, compared to $276 million and $0.88 per diluted share in the prior year period. First quarter net income excluding special items consisting of restructuring-related charges, acquisition-related integration costs and losses on extinguishment of debt ("Adjusted Net Income"), totaled $368 million, or $1.20 per diluted share, which includes the unfavorable impact of an increased effective tax rate as well as the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $336 million, or $1.07 per diluted share.
First quarter earnings before interest expense, other income (expense), income tax expense, restructuring, acquisition-related integration costs and equity income (loss) ("Adjusted Operating Income") was $483 million, compared to $431 million in the prior year period. Adjusted Operating Income margin increased 60 basis points in the first quarter of 2014 to 11.3%, compared with 10.7% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going European restructuring programs initiated over the past 15 months. Depreciation and amortization expense totaled $145 million in the first quarter, compared to $131 million in the prior year period.

Exhibit 99.1

Interest expense for the first quarter totaled $35 million, comparable to $36 million in the prior year period. Additionally, both the first quarter of 2014 and 2013 included net losses on the extinguishment of debt totaling $34 million and $39 million, respectively.
Tax expense in the first quarter of 2014 was $75 million, resulting in an effective tax rate of approximately 18%, compared to $37 million, or an effective rate of 11%, in the prior year period. The increase reflects higher pretax earnings, as well as the geographic mix of pretax earnings, and the favorable impact of discrete items recorded in the prior year period.
The Company generated net cash flow from operating activities of $136 million in the first quarter of 2014, compared to $149 million in the prior year period. As of March 31, 2014, the Company had cash and cash equivalents of $1 billion and access to $1.5 billion in undrawn committed revolving bank facilities, and total debt of $2.4 billion.

Increase of Quarterly Cash Dividend
On January 14, 2014, Delphi's Board of Directors approved an increase in the annual dividend rate paid on its ordinary shares from $0.68 to $1 per ordinary share, and declared a quarterly cash dividend of $0.25 per ordinary share to shareholders of record at the close of business on February 18, 2014. On February 27, 2014, $77 million was paid to shareholders of record as of February 18, 2014.

Share Repurchase Program
During the first quarter of 2014, Delphi repurchased 2.38 million shares for approximately $157 million under its existing $750 million share repurchase program, leaving approximately $33 million available for future share repurchases under this program. As previously disclosed, the Company's Board of Directors also authorized a new $1 billion share repurchase program, which will commence following the completion of the existing program. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Q2 2014 and Full Year 2014 Outlook
The Company's second quarter and full year 2014 financial guidance is as follows:

(in millions, except per share amounts)	Q2 2014	Previous Full Year 2014	Current Full Year 2014
Revenue	$4,375 - $4,475	$17,200 - $17,600	$17,200 - $17,600
Adjusted Operating Income	$525 - $550	$1,950 - $2,050	$1,975 - $2,050
Adjusted Operating Income Margin	12.0% - 12.3%	11.3% - 11.6%	11.5% - 11.6%
Adjusted Earnings Per Share	$1.27 - $1.35	$4.70 - $4.95	$4.80 - $5.00
Cash Flow Before Financing		$1,100	$1,100
Capital Expenditures		$800	$800
Depreciation and Amortization		$600	$600
Adjusted Effective Tax Rate		18%	18%
Share Count - Diluted		309	306
Full year 2014 mid-point earnings per share guidance represents 11% growth year-over-year, and assumes global vehicle production increases of 2%.

Exhibit 99.1

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 24590424. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of technologies for the automotive and commercial vehicle markets. Headquartered in Gillingham, England, Delphi operates major technical centers, manufacturing sites and customer support services in 32 countries, with regional headquarters in Bascharage, Luxembourg; Sao Paulo, Brazil; Shanghai, China and Troy, Michigan, U.S. Delphi delivers innovation for the real world with technologies that make cars and trucks safer as well as more powerful, efficient and connected.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results.  All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
	(in millions, except per share amounts)
Net sales	$4,276	$4,024
Operating expenses:
Cost of sales	3,508	3,339
Selling, general and administrative	261	230
Amortization	26	26
Restructuring	22	32
Total operating expenses	3,817	3,627
Operating income	459	397
Interest expense	(35)	(36)
Other expense, net	(16)	(34)
Income before income taxes and equity income	408	327
Income tax expense	(75)	(37)
Income before equity income	333	290
Equity income, net of tax	8	8
Net income	341	298
Net income attributable to noncontrolling interest	21	22
Net income attributable to Delphi	$320	$276
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.04	$0.88
Weighted average number of diluted shares outstanding	306.89	315.36

Cash dividends declared per share	$0.25	$0.17

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$978	$1,389
Restricted cash	7	4
Accounts receivable, net	3,066	2,662
Inventories	1,235	1,093
Other current assets	594	604
Total current assets	5,880	5,752
Long-term assets:
Property, net	3,251	3,216
Investments in affiliates	229	234
Intangible assets, net	696	723
Goodwill	494	496
Other long-term assets	632	626
Total long-term assets	5,302	5,295
Total assets	$11,182	$11,047
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$31	$61
Accounts payable	2,681	2,595
Accrued liabilities	1,218	1,238
Total current liabilities	3,930	3,894
Long-term liabilities:
Long-term debt	2,418	2,351
Pension benefit obligations	958	959
Other long-term liabilities	382	409
Total long-term liabilities	3,758	3,719
Total liabilities	7,688	7,613
Commitments and contingencies
Total Delphi shareholder's equity	2,961	2,911
Noncontrolling interest	533	523
Total shareholders’ equity	3,494	3,434
Total liabilities and shareholders’ equity	$11,182	$11,047

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$341	$298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145	131
Deferred income taxes	8	(2)
Income from equity method investments, net of dividends received	2	1
Loss on extinguishment of debt	34	39
Other, net	13	30
Changes in operating assets and liabilities:
Accounts receivable, net	(404)	(370)
Inventories	(142)	(82)
Accounts payable	218	194
Other, net	(55)	(71)
Pension contributions	(24)	(19)
Net cash provided by operating activities	136	149
Cash flows from investing activities:
Capital expenditures	(298)	(213)
Proceeds from sale of property / investments	1	2
Cost of business and technology acquisitions, net of cash acquired	—	2
(Increase) decrease in restricted cash	(3)	4
Net cash used in investing activities	(300)	(205)
Cash flows from financing activities:
Increase (decrease) in short and long-term debt, net	4	(19)
Dividend payments of consolidated affiliates to minority shareholders	(7)	(8)
Repurchase of ordinary shares	(153)	(122)
Distribution of cash dividends	(77)	(53)
Taxes withheld and paid on employees' restricted share awards	(8)	(14)
Net cash used in financing activities	(241)	(216)
Effect of exchange rate fluctuations on cash and cash equivalents	(6)	(3)
Decrease in cash and cash equivalents	(411)	(275)
Cash and cash equivalents at beginning of period	1,389	1,105
Cash and cash equivalents at end of period	$978	$830

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended
	March 31,
	2014	2013	%
	(in millions)
Net sales
Electrical/Electronic Architecture	$2,111	$1,921	10%
Powertrain Systems	1,104	1,107	—%
Electronics and Safety	730	693	5%
Thermal Systems	389	360	8%
Eliminations and Other (a)	(58)	(57)
Net sales	$4,276	$4,024

Adjusted Operating Income
Electrical/Electronic Architecture	$273	$231	18%
Powertrain Systems	115	114	1%
Electronics and Safety	83	72	15%
Thermal Systems	12	14	(14)%
Eliminations and Other (a)	—	—
Adjusted Operating Income	$483	$431

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	305.85	314.68
Dilutive shares related to RSUs	1.04	0.68
Weighted average ordinary shares outstanding, including dilutive shares	306.89	315.36
Net income per share attributable to Delphi:
Basic	$1.05	$0.88
Diluted	$1.04	$0.88

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income", "Adjusted Net Income", "Adjusted Net Income per Share" and "cash flow before financing". Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax expense, restructuring, acquisition-related integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended
	March 31,
	2014	2013
	(in millions)
Net income attributable to Delphi	$320	$276
Income tax expense	75	37
Interest expense	35	36
Other expense, net	16	34
Noncontrolling interest	21	22
Equity income, net of tax	(8)	(8)
Operating income	459	397
Restructuring	22	32
Other acquisition-related costs	2	2
Adjusted Operating Income	$483	$431

Exhibit 99.1

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$258	$113	$77	$11	$—	$459
Restructuring	13	2	6	1	—	22
Other acquisition-related costs	2	—	—	—	—	2
Adjusted operating income	$273	$115	$83	$12	$—	$483

Three Months Ended March 31, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$218	$106	$61	$12	$—	$397
Restructuring	11	8	11	2	—	32
Other acquisition-related costs	2	—	—	—	—	2
Adjusted operating income	$231	$114	$72	$14	$—	$431

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income (loss) before restructuring, acquisition-related integration costs and debt extinguishment costs. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended
	March 31,
	2014	2013
	(in millions, except per share amounts)
Net income attributable to Delphi	$320	$276
Adjusting items:
Restructuring charges	22	32
Acquisition-related integration costs	2	2
Debt extinguishment costs	34	39
Tax impact of adjusting items (a)	(10)	(13)
Adjusted net income attributable to Delphi	$368	$336

Weighted average number of diluted shares outstanding	306.89	315.36
Diluted net income per share attributable to Delphi	$1.04	$0.88
Adjusted net income per share	$1.20	$1.07

(a)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs and debt extinguishment costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

Cash flow before financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended
	March 31,
	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$341	$298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145	131
Working capital	(328)	(258)
Pension contributions	(24)	(19)
Other, net	2	(3)
Net cash provided by operating activities	136	149

Cash flows from investing activities:
Capital expenditures	(298)	(213)
Other, net	(2)	8
Net cash used in investing activities	(300)	(205)

Cash flow before financing	$(164)	$(56)

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com